UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2022
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022, the Board of Directors (the “Board”) of Semrush Holdings, Inc. (the “Company”) appointed Eugene Levin as President of the Company, effective immediately.

Mr. Levin has served as the Chief Strategy and Corporate Development Officer of the Company since March 2016. Previously, Mr. Levin served as an Investment Director of Target Global from March 2016 to March 2017 and prior to that as a Partner from November 2014 to March 2016. Prior to that, he served as the Co-Founder and Head of Marketing at AggroStudios from September 2013 to November 2014. Mr. Levin also served as a Partner of Foresight Ventures and as a Senior Systems Analyst at Cloudmach Inc. Mr. Levin received his Master’s Degree in Information Technology from Saint Petersburg State Polytechnical University.

On June 16, 2022, the Board appointed Vitalii Obishchenko as the Company’s Chief Operating Officer, effective immediately.

Mr. Obishchenko has served as the Chief Product Officer of the Company since May 2015. Prior to that, he served as one of the Product Owners of the Company from July 2013 to May 2015 and as a Developer from September 2008 to June 2013. Prior to joining the Company, Mr. Obishchenko was a developer at SEOQuake.

The terms of Mr. Levin and Mr. Obishchenko’s employment with the Company remain unchanged other than to acknowledge the change in their respective duties and responsibilities. There have been no changes made to Mr. Levin and Mr. Obishchenko’s compensatory arrangements or equity awards in connection with their appointments as President and Chief Operating Officer, respectively. There are no family relationships between either of Mr. Levin and Mr. Obishchenko and any director or executive officer of the Company, and neither Mr. Levin nor Mr. Obishchenko have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 16, 2022, in order to allow for Mr. Levin’s promotion as the President of the Company, Oleg Shchegolev resigned as President of the Company. Mr. Shchegolev will remain in his role as the Chief Executive Officer of the Company and will continue to serve as a member of the Board. Mr. Shchegolev’s decision to resign as President did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 16, 2022, in order to allow for Mr. Obishchenko’s promotion as the Chief Operating Officer of the Company, Dmitry Melnikov resigned as the Company’s Chief Operating Officer. Mr. Melnikov will continue to serve as a member of the Board. Mr. Melnikov’s decision to resign as Chief Operating Officer did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective upon his resignation as Chief Operating Officer, Mr. Melnikov will no longer receive a salary and benefits as an employee of the Company, and instead will be eligible to receive compensation pursuant to the Company’s Non-Employee Director Compensation Policy, which is included as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The annual cash retainer to be received by Mr. Melnikov will be prorated for his services as a non-employee director during the remainder of fiscal year 2022.

Item 7.01. Regulation FD Disclosure.

On June 16, 2022, the Company issued a press release announcing the leadership transitions described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the registrant on June 16, 2022, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: June 16, 2022	By:	/s/ Evgeny Fetisov
Evgeny Fetisov
Chief Financial Officer